EXHIBIT 10.4

March    , 2002

Dear Shareholder:

        I have enclosed a copy of the Prospectus dated                        , 2002 describing a Rights Offering by which PPT Vision, Inc. (the "Company") offers its shareholders the rights to purchase 2,800,000 Units (the "Rights").

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  Each Unit is comprised of one share of the Company's Common Stock and a Warrant to purchase an additional one-half share of Common Stock (the "Units").

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  The Warrants will be exercisable for $2.00 per share, and the right to exercise the Warrants will expire on June 30, 2003.

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  Each shareholder of the Company is being issued the Rights to purchase one unit for every two shares held as of                        , 2002 (the "Record Date").

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  Shareholders exercising all of their Rights may subscribe for additional Units up to one times the number of Rights exercised. For example, a shareholder that owns 5,000 shares will have the Rights to purchase 2,500 Units and the Oversubscription Privilege to purchase another 2,500 Units to the extent other shareholders do not exercise their Rights.

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  As an alternative to exercising the basic Rights and Oversubscription Privilege, and because a number of the Company's shareholders own a limited number of shares, each shareholder is given the right to purchase up to 1,000 Units (the "1,000 Unit Right").

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  Regardless of which Rights are exercised, all Units must be purchased in even numbers. An uneven number of Units will not be issued.

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  Rights may be exercised by completing the enclosed Rights Certificate and sending the Certificate to Wells Fargo Bank MN, N.A. at the address provided on the Certificate.

        The terms and conditions of this offering are set forth in the Prospectus.

        I have also enclosed a Rights Certificate by which you may exercise your rights. The rights expire at 5:00 P.M., Minneapolis time, on                        , 2002, and the Rights Certificates must be received at the address given by that time. We encourage you to read the enclosed Prospectus carefully so that you can become familiar with the terms and conditions of the Rights Offering and other facts about the Company.

Very truly yours,
Joseph C. Christenson President